Exhibit 99.1

BioSig CEO Kenneth L. Londoner to Present at the Benzinga Biotech Small Cap Conference

Westport, CT, Mar. 19, 2021 (GLOBE NEWSWIRE) -- BioSig Technologies, Inc. (Nasdaq: BSGM) ("BioSig" or the "Company"), a medical technology company commercializing an innovative signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that it will present at the Benzinga Biotech Small Cap Conference, being held virtually on March 24-25, 2021.

Kenneth L. Londoner, Chairman, and CEO of BioSig Technologies, Inc is scheduled to present on March 25th, 2021 at 12:20 PM ET – track 2. During the presentation, Mr. Londoner will provide an overview of the Company, including recent milestones for its PURE EP™ System. Mr. Londoner will also be available for one-on-one meetings.

BioSig’s PURE EP™ System is an advanced signal acquisition and processing platform that seeks to set a new standard in electrophysiology. The system provides essential diagnostic signals with high clinical value in all types of cardiac ablations. More than 40 physicians have completed over 600 patient cases with the PURE EP™ System across 8 clinical sites.

For people interested in scheduling a one-on-one with management, please use this link: https://events.benzinga.com/order-form1614955808488

To register for the event, please use this link: https://events.benzinga.com/registration-page16068526119171607978331877

Date and Time: March 25th, 2021 at 12:20 PM ET – track 2

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP™ System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133